Calculation of Filing Fee Tables
S-8
AMERICAN FINANCIAL GROUP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	495,086	$ 129.35	$ 64,039,374.10	0.0001476	$ 9,452.21
Total Offering Amounts:						$ 64,039,374.10		$ 9,452.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,452.21
Offering Note
[1]	1. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions or pursuant to anti-dilution adjustments. 2. Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the Registrant's shares of common stock on August 1, 2024, as reported on the New York Stock Exchange. 3. Represents additional shares of the Registrant's common shares, no par value per share, issuable under the Amended and Restated 2015 Stock Incentive Plan.